ACCREDITED HOME LENDERS, INC.,
                           SPONSOR AND MASTER SERVICER
                  Asset-Backed Certificates, Asset-Backed Notes


                            UNDERWRITING AGREEMENT


                                                September 23, 1996

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Dear Sirs:

            Accredited Home Lenders, Inc. (the "Company") is a California corporation with its principal place of business in San Diego, California. The Company has registered with the Commission (as defined below) $500 million of Asset-Backed Certificates and Asset-Backed Notes (collectively, the "Certificates"). The Certificates may be issued in one or more series (each, a "Series"), and, within each Series, in one or more classes (each, a "Class") on terms determined at the time of sale. Each Series will be issued under a separate Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Company, as sponsor and master servicer, and a trustee to be identified in the prospectus supplement for each such Series (the "Trustee"). The Certificates of each Series will evidence specified interests in a separate pool of Mortgage Loans (the "Pool") and certain other property held in trust with respect to such Series (each, a "Trust Fund"). A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (as defined below).

            The Certificates are more fully described in a Registration Statement which the Company has furnished to Lehman Brothers Inc. (the "Underwriter"). Capitalized terms used but not defined herein have the meanings given to them in the Pooling and Servicing Agreement.

            Each offering of Certificates pursuant to this Underwriting Agreement (the "Agreement") will be made through the Underwriter. Whenever the Company decides to make an offering of Certificates under this Agreement, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering
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thereof by the Underwriter. The Terms Agreement relating to each offering of
Certificates shall specify, among other things, the principal amount or amounts of Certificates to be issued, the price or prices at which the Certificates are to be purchased by the Underwriter from the Company and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Underwriter and the Company. Each such offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-07219) (the "Registration Statement"), relating to the Certificates, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such Registration Statement, as amended at the time when it becomes effective under the 1933 Act, and the prospectus relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus" respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering or offerings of Certificates to which it relates.

            SECTION 1. Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof and as of the date of each Terms Agreement (in each case, the "Representation Date"), as follows:

            (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective did, and as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not


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      misleading. The Prospectus, as amended or supplemented at the time the
      Registration Statement became effective did not, and as amended or supplemented as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

            (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the applicable Pooling and Servicing Agreement and the applicable Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

            (c) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

            (d) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the applicable Pooling and Servicing Agreement are within the corporate power of the Company and have been duly


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      authorized by all necessary corporate action on the part of the Company;
      and neither the issuance and sale of the Certificates to the Underwriter, nor the execution and delivery by the Company of this Agreement and the applicable Pooling and Servicing Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

            (e) This Agreement has been, and each applicable Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

            (f) The applicable Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (g) As of the applicable Closing Time (as defined below), the applicable Certificates will have been duly and validly authorized by the Company, and, when executed


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      and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the applicable Pooling and Servicing Agreement.

            (h) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the applicable Pooling and Servicing Agreement or the applicable Terms Agreement, except such as has already been made or obtained or as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

            (i) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

            (j) As of the applicable Closing Time, the applicable Mortgage Loans constituting a portion of the Trust Fund will have been duly and validly assigned to the Trustee in accordance with the applicable Pooling and Servicing Agreement; and when such assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Company will occur.

            (k) As of the applicable Closing Time, each of the applicable Mortgage Loans will meet the eligibility criteria described in the Prospectus.

            (l) Neither the Company nor the Trust Fund created by the applicable Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

            (m) The applicable Certificates, the applicable Pooling and Servicing Agreement and the applicable Terms Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.


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            (n) At the applicable Closing Time, the applicable Certificates shall have received the certificate rating or ratings specified in the related Terms Agreement.

            (o) At the applicable Closing Time, each of the representations and warranties of the Company set forth in the applicable Pooling and Servicing Agreement will be true and correct.

            (p) As of the applicable Closing Time, the applicable Pooling and Servicing Agreement will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the applicable master servicer, enforceable against such master servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

            The Company shall not be deemed to have made the representations and warranties contained in clause (p) with respect to, and to the extent of, representations and warranties made to the Underwriter by such master servicer as to the matters covered in such clause in a certificate in form satisfactory to your counsel and delivered to the Underwriter at the applicable Closing Time.

            Any certificate signed by an officer of the Company or an applicable master servicer and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

            The Company believes that it is justified in relying on any of the representations, opinions and certificates relied upon by the Company or furnished to the Underwriter as described above.

            SECTION 2. Purchase and Sale. The commitment of the Underwriter to purchase Certificates pursuant to any Terms Agreements shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

            Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine, New York, New York, or at such other place as shall be agreed upon by the Underwriter and the Company, at such time or date as shall be


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agreed upon by the Underwriter and the Company in the Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b)in immediately available Federal funds wired to such bank as may be designated by the Company. Such Certificates shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the applicable Closing Time. Such Certificates, which may be in temporary form, will be made available for examination and packaging by the Underwriter no later than 12:00 noon on the first business day prior to the applicable Closing Time.

            SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

            (a) Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Certificates covered thereby, the price or prices at which such Certificates are to be purchased by the Underwriter from the Trust, either the initial public offering price or prices or the method by which the price or prices by which such Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of such Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of the Prospectus and such Prospectus Supplement as the Underwriter shall reasonably request.

            (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of any Certificates by the Underwriter, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement


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      the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriter as many copies of the Prospectus, as so amended or supplemented, as the Underwriter shall reasonably request.

            (c) The Company will give the Underwriter reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriter with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Underwriter or your counsel shall object.

            (d) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (e) The Company will deliver to the Underwriter as many signed and as many conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

            (f) The Company will endeavor, in cooperation with the Underwriter, to qualify the Certificates for offering


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      and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

            (g) If the Company has elected to cause the applicable Pool to be treated as a real estate mortgage investment conduit (a "REMIC"), the Company will prepare, or cause to be prepared, and file, or cause to be filed a timely election to treat the Pool as a REMIC for federal income tax purposes and will file, or cause to be filed, such tax returns and take such actions, all on a timely basis, as are required to elect and maintain such status.

            (h) The Company will file with the Commission within fifteen days of the issuance of the Certificates a current report on Form 8-K setting forth specific information concerning the Certificates and the Pool to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as such terms are defined below) provided to the Company by the Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined below).

            (i) In connection with any Computational Materials, ABS Term Sheets or Collateral Term Sheets provided by the Underwriter pursuant to Section 5, the Company must receive a letter from Deloitte & Touche, LLP, certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriter to the Company for filing on Form 8-K pursuant to Section 5 and subsection (h), is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be obtained at the expense of the Company.

            (j) In the event that the Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to Section 5(d), the


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      Company shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof.

            SECTION 4. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase Certificates pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

            (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the applicable Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause the Underwriter to believe that the Prospectus, together with the applicable Prospectus Supplement at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

            (b) At the applicable Closing Time the Underwriter shall have received:

                  (1) The favorable opinion, dated as of the applicable Closing
            Time, of Dewey Ballantine, special counsel for the Company, as sponsor and master servicer of the applicable Mortgage Loans, in form and substance satisfactory to the Underwriter and your counsel, to the effect that:

                  (i) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company, and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' or secured parties' rights generally, (B) such enforcement may be limited by general


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                        principles of equity, including (without limitation)
                        concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder is subject to the effect of federal and state securities laws and public policy relating thereto.

                  (ii) The applicable Pooling and Servicing Agreement and the Registration Statement have been duly authorized, executed and delivered by the Company, and are the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (iii) The applicable Certificates have been duly authorized and, when executed and authenticated as specified in the applicable Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement and the applicable Terms Agreement, will be duly issued and entitled to the benefits of the applicable Pooling and Servicing Agreement.

                  (iv) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New York or federal court or governmental authority or agency is required to be obtained by the Company for the consummation by the Company of the transactions contemplated by the


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                        applicable Pooling and Servicing Agreement, except such
                        as has already been made or obtained or as may be required under the 1933 Act or the Regulations, or state securities or Blue Sky laws.

                  (v) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (vi) The applicable Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (vii) The conditions to the use by the Company of a
                        registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed or incorporated by reference.

                 (viii) The statements in the applicable Prospectus Supplement under the headings "Summary - Federal Tax Aspects" and "Federal Income Tax Considerations" and the statements in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, have been prepared or reviewed by such counsel and are correct in all material respects.


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                  (ix)  The Trust created by the applicable Pooling and
                        Servicing Agreement is not, and will not as a result of the offer and sale of the applicable Certificates as contemplated in the Prospectus and in this Agreement become, an "investment company" or "under the control of an investment company" as such terms are defined in the 1940 Act.

                  (x) The statements in the Prospectus under the caption "Description of the Securities" and in the applicable Prospectus Supplement under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the applicable Certificates and the applicable Pooling and Servicing Agreement, constitute a fair and accurate summary of such documents.

                  (xi) The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

                  (xii) The execution, delivery and performance by the Company of the applicable Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

                 (xiii) The applicable Pooling and Servicing Agreement creates a valid security interest in favor of the applicable Trustee in the applicable Mortgage Loans and other property included in the applicable Trust Fund on the date hereof, which security interest of such Trustee in such Mortgage Loans and the Trust Fund will be perfected and will


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                        constitute a first perfected security interest upon such
                        Trustee's taking possession of such Mortgage Loans and the filing of Uniform Commercial Code ("UCC") financing statements in the offices of the Secretary of State of California; provided, however, that such counsel may take customary exceptions acceptable to the Underwriter.

                  Such counsel shall deliver to the Underwriter such additional opinions addressing the transfer by the Company to the Trustee of its right title and interest in and to the applicable Mortgage Loans and other property included in the applicable Trust Fund on the applicable Closing Time as may be required by each Rating Agency rating the applicable Certificates.

                  Such counsel shall state that it has participated in the
            conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii) and (xiv) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of the applicable Terms Agreement contained, and the Prospectus on the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements,


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            schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

                  Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriter and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriter and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

                  (2) The favorable opinion, dated as of the applicable Closing
            Time, of David Hertzel, Esq., General Counsel to the Company, as sponsor and master servicer of the applicable Mortgage Loans, in form and substance satisfactory to you and your counsel, to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California.

                  (ii) The Company is qualified to do business, and is in good standing, as a foreign corporation in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Company.

                  (iii) There is no pending or, to the best of such counsel's knowledge threatened litigation or administrative proceeding of or before any court, tribunal or governmental agency, authority or body or any arbitrator which, if adversely determined, would have a material adverse effect on the financial condition of the Company.

                  (iv) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the applicable Pooling and Servicing Agreement and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

                  (v) None of the transfer of the applicable Mortgage Loans to the applicable Trust, the issue and sale of the applicable Certificates or the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which the property or assets of the Company are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Company to such counsel), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any order or regulation known to such counsel to be applicable to the Company of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

                  (vi) To such counsel's knowledge, there are no pending or overtly threatened lawsuits or claims against the Company or relating to the transactions contemplated by this Agreement and the applicable Pooling and Servicing Agreement which, if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement and the applicable Pooling and Servicing Agreement.

                  (3) The favorable opinion of counsel to the applicable
            Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                  (i) The applicable Trustee has duly authorized, executed and delivered the applicable Pooling and Servicing Agreement and such Pooling and Servicing Agreement is enforceable against such Trustee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (ii) The applicable Trustee has full power and authority to execute and deliver the applicable Pooling and Servicing Agreement and to perform its obligations thereunder.

                  (iii) No consent, approval or authorization of, or
                        registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the applicable Trustee is required for the execution, delivery or performance by such Trustee of the applicable Pooling and Servicing Agreement.

                  In rendering such opinion, such counsel may rely, as to
            matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the applicable Trustee or public officials.

                  (4) The favorable opinion or opinions, dated as of the
            applicable Closing Time, of counsel for the Underwriter with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus, the applicable Prospectus Supplement and other related matters as the Underwriter may require.

            (c) At the applicable Closing Time you shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

            (d) The Underwriter shall have received from Deloitte & Touche, LLP, or other independent certified public accountants acceptable to you, a letter, dated as of the date of the applicable Terms Agreement and as of the applicable Closing Time, delivered at such times, in the form heretofore agreed to.

            (e) At the applicable Closing Time the Underwriter shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agency or Rating Agencies rating the applicable Certificates.

            (f) At the applicable Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the applicable Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the applicable Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6.

            SECTION 5. Investor Information. The Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

            (a) The Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and

      Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

            (b) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Material that have been prepared or delivered to prospective investors by the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by the Underwriter.

            (c) The Underwriter shall provide to the Company any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

            (d) In the event that the Company or the Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computation Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Company for filing pursuant to Section 3(h).

            SECTION 6. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of this Agreement and each Terms Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(f), including filing fees, and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriter in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

            If a Terms Agreement is terminated by the Underwriter in accordance with the provisions of Section 4 or Section 10(i) hereof, the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

            SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (x) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless, under either clause (x) or (y), such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, ABS Term Sheets or Collateral Term Sheets distributed by the Underwriter; unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information (as defined below) provided by the Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller-Provided Information (as defined below) used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iv) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you with the Company's consent, subject to the restrictions contained in subsection (c) of this Section, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above).

            This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter entitled to indemnity hereby or who controls the Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

            (b) The Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and

                  (ii) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements made in the Computational Materials, Collateral Term Sheets or ABS Term Sheets to the extent that such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information provided by the Underwriter expressly for use in the Computational Materials, the ABS Term Sheets or the Collateral Term Sheets and the untrue statements or alleged untrue statements did not derive from an inaccuracy in the Seller-Provided Information used in the preparation of such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

            This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

            For purposes of this Agreement, as to the Underwriter, "Derived Information" means such portion, if any, of the information delivered to the Company by the Underwriter pursuant to Section 5 for filing with the Commission on Form 8-K and:

                  (i) is not contained in the Prospectus, or is furnished by the Underwriter for use in the Prospectus, without taking into account information incorporated therein by reference; and

                  (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means any computer tape (or other information) furnished to the Underwriter by or on behalf of the Company concerning the assets of the Trust Fund.

            (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount or discounts on the cover of such Prospectus Supplement bears to the initial public offering price or prices as set forth thereon and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and, provided further, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Certificates purchased by such Underwriter pursuant to the Terms Agreement exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

            SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Certificates to the Underwriter.

            SECTION 10. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Company or the Underwriter upon the giving of thirty days' written notice of such termination to the other party hereto. You may also terminate a Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriter own any such Certificates purchased from the Company pursuant to the applicable Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 6, the indemnity agreement set forth in Section 7, and the contribution provisions set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

            SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the [Lehman to provide]. Notices to the Company shall be directed to Accredited Home Lenders, Inc., 15030 Avenue of Science, San Diego, California 92128, attention of the President, with a copy to the Executive Vice President.

            SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any

Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter, and its successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 13. Governing Law and Time. This Agreement and each Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

            SECTION 14. Counterparts. This Agreement and any Terms Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.


              [Remainder of Page Intentionally Left Blank]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              ACCREDITED HOME LENDERS, INC.


                              By:/s/ Ray W. McKewon
                                 -------------------------------
                                 Name:  Ray W. McKewon
                                 Title: Executive Vice President


CONFIRMED AND ACCEPTED, as of
the date first above written:

LEHMAN BROTHERS INC.


By:/s/ Theodore P. Janulis
   ------------------------------
   Name:  Theodore P. Janulis
   Title: Managing Director

                                                                       Exhibit A

                         ACCREDITED HOME LENDERS, INC.,
                           SPONSOR AND MASTER SERVICER
                    Mortgage Loan Asset-Backed Certificates,
                                 Series 1996-__
                                   Classes __

                             FORM OF TERMS AGREEMENT

                                    Dated:  _______, 1996

To:  Accredited Home Lenders, Inc., (the "Company") under the
     Pooling and Servicing Agreement, dated as of _______ 1,
     1996 (the "Pooling and Servicing Agreement")

Re:  Underwriting Agreement dated _______, 1996


Series Designation:  Mortgage Loan Asset-Backed Certificates,
                     Series 1996-_, Class


Underwriter:  Lehman Brothers Inc. ("Lehman Brothers")



Terms of the Certificates:

                        Original
                        Principal               Remittance
Class                    Amount*                   Rate
-----                   ---------               ----------




*  Approximate. Subject to permitted variance of plus or minus 5%.


Certificate Ratings:




REMIC Election:

      The Company intends to elect to cause the Trust to be treated as a REMIC.

Master Servicer:

      Accredited Home Lenders, Inc. (in such capacity, the
"Master Servicer")


Trust:

      The Trust shall include mortgage loans ("Mortgage Loans") conveyed by the Company listed in an exhibit to the assignment by the Company to the Trustee of such loans.

Credit Enhancement:




Payment Dates:




Purchase Price:



      Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Company.


Underwriting Commission:

      Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

      Public Offering price and/or method of determining price at which the Underwriter will sell the Certificates:

                  Class :
                  Class :
                  Class :
                  Class :
                  Class :
                  Class :


Closing Date and Location:

      On or about _______, 1996, at the offices of Dewey Ballantine, New York, New York.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                              LEHMAN BROTHERS INC.


                           By:__________________________________
                              Name:
                              Title:



ACCEPTED:

ACCREDITED HOME LENDERS, INC.


By:_____________________________
   Name:
   Title: